Exhibit 10.1

BOOT BARN HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

BOOT BARN HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

(Effective as of the Effective Date, as defined herein)

1.Purpose

This Plan is intended to encourage ownership of Stock by directors, officers and employees of the Company and its subsidiaries and other Affiliates, and to provide incentives to attract, retain and motivate them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options. The Plan is intended to replace the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and as of the Effective Date, no further Awards shall be granted under the 2014 Plan. Awards outstanding under the 2014 Plan shall remain outstanding in accordance with their terms and the 2014 Plan.

2.Definitions

As used in this Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1“Accelerate,” “Accelerated,” and “Acceleration,” means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Restricted Stock or Restricted Stock Units shall expire with respect to some or all of the shares of Restricted Stock or Restricted Stock Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of the Performance Units.

2.2“Affiliate” means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3“Assumed” and “Assumption” have the meanings given such terms in Section 9(a).

2.4“Award” means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, Stock Grants or Other Stock Unit Award.

2.5“Award Agreement” means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.6“Board” means the Company’s Board of Directors.

2.7“Cause” means, unless otherwise provided in an Award Agreement, (a) if there is an employment or similar agreement between the Participant and the Company or its Affiliates which includes a definition of “cause”, then the meaning set forth in such agreement, or (b) if there is no such agreement, (i) Participant’s engaging in gross negligence of Participant’s duties with the Company or its Affiliates or Participant’s fraud or dishonesty in connection with the performance of duties to the Company and its Affiliates, in either case which has a materially detrimental effect on the business or operations of the Company; (ii) Participant’s engaging in any willful violation of any applicable confidential, non-disclosure or securities trading policy or policies of the Company or an Affiliate or any other restrictive covenant obligation between the Participant and the Company or its Affiliates; or (iii) Participant’s conviction by a court of competent jurisdiction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony.

2.8“Change of Control” means the occurrence of any of the following after the Effective Date:

(a)a Transaction, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to such Transaction;

(b)any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”)) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than acquisitions by (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

(c)consummation of a sale of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions; or

(d)consummation of a plan of a liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, a Change of Control shall not be deemed to occur under this Plan unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), or any successor provision, and in the event such Change of Control does not constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Regulation Section 1.409A-3(i)(5), the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code will occur pursuant to the terms of the applicable Award without regard to the Change of Control. For the avoidance of doubt, the immediately preceding sentence will not apply for the purpose of determining the vesting of any Award upon a Change of Control.

2.9“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.10“Committee” means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.11“Company” means Boot Barn Holdings, Inc., a corporation organized under the laws of the State of Delaware.

2.12“Disability” means, unless otherwise provided in an Award Agreement, a determination of disability under the long-term disability plan of the Company or any Affiliate that is applicable to Participant.

2.13“Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to an Award, which is determined by multiplying the number of shares subject to the applicable Award by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on shares of Stock.

2.14“Effective Date” means the date the Plan is approved by the Company’s stockholders.

2.15“Exchange Act” has the meaning set forth in Section 2.8(b).

2.16“Forfeiture,” “forfeit,” and derivations thereof, when used in respect of Restricted Stock purchased by a Participant, includes the Company’s repurchase of such Restricted Stock at less than its then Market Value as a means intended to effect a forfeiture of value.

2.17“Grant Date” means the date on which an Award is granted.

2.18“Incentive Option” means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19“Market Value” means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the first following date for which a closing price is reported.

2.20“Non-Employee Director” means a member of the Board who is not employed by the Company or any of its subsidiaries.

2.21“Nonstatutory Option” means any Option that is not an Incentive Option.

2.22“Option” means an option to purchase shares of Stock.

2.23“Optionee” means an eligible individual to whom an Option shall have been granted under the Plan.

2.24“Other Stock Unit Award” has the definition set forth in Section 7.7(a).

2.25“Participant” means any holder of an outstanding Award under the Plan.

2.26“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals may include, but shall not be limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service. Any of the above criteria may (A) be subject to such adjustments as determined by the Committee, and (B) be measured on an absolute basis or compared to the performance of a published or special index deemed applicable by the Committee or a group of comparator companies.

2.27“Performance Goals” means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more Performance Criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

2.28“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, an Award.

2.29“Performance Unit” means a right granted to a Participant under Section 7.5, to receive a predetermined number of shares of Stock, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.30“Plan” means this Boot Barn Holdings, Inc. 2020 Equity Incentive Plan, as amended from time to time, and including any attachments or addenda hereto.

2.31“Restricted Stock” means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.32“Restricted Stock Units” means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.33“Restriction Period” means the period of time, established by the Committee in connection with an Award of Restricted Stock, Restricted Stock Units or Performance Units, during which the shares of Restricted Stock or Restricted Stock Units or Performance Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.34“Rights” has the meaning set forth in Section 8.4(a).

2.35“Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, Restricted Stock Units or Performance Units, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.36“Securities Act” has the meaning set forth in Section 10.2(a).

2.37“Stock” means the common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.38“Stock Appreciation Right” means a right to receive a payment equal in value to the difference between the Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right over the exercise price of the Stock Appreciation Right, which value may be paid in the form of cash or shares of Stock.

2.39“Stock Grant” means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.40“Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

2.41“Transaction” means (a) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled or (b) any sale or exchange of all of the Stock of the Company for cash, securities or other property.

3.Term of the Plan

Unless the Plan is earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the Effective Date and ending immediately prior to the tenth anniversary of the Effective Date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4.Stock Subject to the Plan

4.1Plan Share Limitations.

(a)The aggregate number of shares of Stock that may be issued or transferred under the Plan shall not exceed 2,000,000 shares. In addition, and subject to adjustment as described in Section 8 below, shares of Stock subject to outstanding Awards under the 2014 Plan that terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, vested or paid in shares or are paid in cash after the Effective Date shall be added to the share reserve under the Plan. In no event shall the number of shares available for issuance pursuant to Incentive Options exceed 2,000,000 shares of Stock. For purposes of applying the foregoing limitations, (a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited or otherwise not paid in full, the shares of Stock not purchased by the Optionee or which are forfeited or otherwise not paid shall again be available for Awards to be granted under the Plan and (b) shares withheld or tendered in payment of the exercise price of an Option, and shares withheld or tendered for payment of taxes shall not be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares delivered upon exercise of the Stock Appreciation Rights. For the avoidance of doubt, if shares of Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan. Notwithstanding the foregoing, to the extent that any Awards are paid in cash, and not in shares, the shares subject to such Awards shall not be counted against the foregoing maximum share limitation and may again be available for Awards to be granted under the Plan.

(b)Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury, including shares purchased by the Company on the open market for purposes of the Plan or otherwise.

4.2Per Person Limitations.

(a)In General. The maximum number of shares of Stock (or, in the case of Awards to be settled in cash, a share equivalent thereof based on the Market Value as of the date of grant) that may be subject to Options, Stock Appreciation Rights or other Awards, or any combination thereof, granted to any one Participant pursuant to the Plan during any single fiscal year shall be 500,000.

(b)Non-Employee Directors. The maximum grant date value of shares of Stock and cash subject to Awards granted to any Non-Employee Director during any one fiscal year, taken together with any cash fees payable to such Non-Employee Director for services rendered during the fiscal year, shall not exceed

$250,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

(c)Dividends and Dividend-Equivalent Rights. Notwithstanding the foregoing provisions of this Section 4.2, the limitations set forth in this Section 4.2 shall not apply to any dividends or Dividend-Equivalent Rights that accrue or are paid with respect to Awards.

4.3Adjustment of Limitations. Each of the share limitations of this Section 4 shall be subject to adjustment pursuant to Section 8 of the Plan.

5.Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions, the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers up to the maximum number set forth above, and in accordance with such other guidelines as the Committee shall specify by resolution at any time or from time to time. Any such delegation may not include the authority to grant Restricted Stock, unless either otherwise permitted by applicable corporate law or the delegate is a committee of the Board, including a committee consisting solely of an executive officer who is a Board member. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant thereto, including all Participants, beneficiaries, heirs, or assigns.

6.Authorization of Grants

6.1Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any member of the Board or any member of any board of directors (or similar governing authority) of any Affiliate, or any employee (including an officer) of the Company, or any of its subsidiaries or other Affiliates. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. The selection of Participants is within the sole discretion of the Committee.

6.2General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of shares to which an Award will relate, subject to Sections 4.1 and 4.2), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, any expiration date, any restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants), and any clawback or recoupment provisions), based in each case on such considerations as the Committee shall determine. The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including, if applicable, delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment with, or services to, the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military, sick or other bona fide leave shall not be deemed a termination of employment or other services; provided, that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract; provided further, that, the Committee, in its discretion may determine whether and to what extent furlough constitutes a termination of employment. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award other than an Incentive Option, provide that such Award may be transferred by a Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means (a) any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), (b) a trust for the benefit of one or more of the Participant or the persons referred to in clause (a); and (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders. In addition, the Committee may, at or after the grant of any Award other than an Incentive Option permit such Award to be transferred by the Participant to a charity for charitable purposes. In the event of any transfer permitted pursuant to this Section 6.4, the permitted transferee shall be bound by, and subject to, all the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations and any additional terms and conditions deemed necessary or appropriate by the Committee.

7.Specific Terms of Awards

7.1Options.

(a)Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

(b)Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall be not less than 100% of the Market Value of Stock on the Grant Date.

(c)Option Period. No Incentive Option may be exercised on or after the tenth (10th) anniversary of the Grant Date, or on or after the fifth (5th) anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section 7.1(c).

(d)Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e)Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, check payable to the order of the Company or other form of payment in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i)by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii)by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the shares of Stock issuable upon exercise of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option.

(f)Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g)Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(h)No Dividend-Equivalent Rights. Dividend-Equivalent Rights shall not be granted with respect to Options.

7.2Stock Appreciation Rights.

(a)Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the Grant Date of such Stock Appreciation Rights, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option, which for the avoidance of doubt, shall be not less than 100% of the Market Value of Stock on the Grant Date.

(c)Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances or as otherwise provided in this Section 7.2, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In furtherance of the foregoing, Dividend-Equivalent Rights shall not be granted with respect to Stock Appreciation Rights.

7.3Restricted Stock.

(a)Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)Issuance of Stock. Each Participant receiving an Award of Restricted Stock, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock or the shares shall be held in book-entry position through the Company’s transfer agent’s direct registration system. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Boot Barn Holdings, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

If the Stock is in book-entry position through the Company’s transfer-agent’s direct registration system, the restrictions will be appropriately reflected.

(c)Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d)Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote; provided that, dividends shall not be paid with respect to Restricted Stock that is subject to a Risk of Forfeiture. Such dividends shall accrue on such Restricted Stock and be paid only if and to the extent that the applicable Risk of Forfeiture lapses. The Committee, may determine at the time of Award that any cash dividends which accrue pursuant to the preceding sentence shall be deemed reinvested in additional Restricted Stock.

(f)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the restrictive legend contemplated by Section 7.3(b) shall be removed from the certificates for such shares and such certificates shall be delivered to the Participant promptly if not theretofore so delivered, or if the Stock is in book-entry position through the Company’s transfer-agent’s direct registration system, the lapse of the restrictions will be appropriately noted.

7.4Restricted Stock Units.

(a)Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at the close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b)Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. The Committee may permit or, if it so provides at grant require, a Participant to defer such payment. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such deferral election consistent with Section 409A of the Code. At the discretion of the Committee, Participants may be entitled to receive Dividend-Equivalent Rights with respect to Restricted Stock Units; provided that such Dividend-Equivalent Rights may accrue but shall not be paid unless and until the Restriction Period ends and the Restricted Stock Units are no longer subject to a Risk of Forfeiture. Unless the Committee shall provide otherwise, any Dividend-Equivalent Rights shall be paid, if at all, without interest or other earnings.

7.5Performance Units.

(a)Character. Each Performance Unit shall entitle the recipient to a share of Stock to the extent Performance Goals are achieved over the designated Performance Period. The number of Performance Units which shall be paid (if any) in respect of a Performance Unit Award will depend on the degree to which the specified Performance Goals are achieved. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance

Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual.

(b)Earning of Performance Units. The Committee shall set Performance Goals which, depending on the extent to which they are achieved within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. In addition, the Committee shall determine the extent to which the Performance Goals are achieved, and determine the amount, if any, payable pursuant to each Performance Unit Award. The Committee, in its sole discretion, may make adjustments to the Performance Goals, the amounts payable in respect of the applicable Performance Goals, and performance results (including adjustments of performance results to take into account transactions or other events occurring during the Performance Period, changes in accounting principles or applicable law, asset write-downs, litigation, claims, judgments or settlements, accruals for reorganization and restructuring programs, and any extraordinary, unusual, non-recurring or non-comparable items), to the extent consistent with the terms of the applicable Award Agreement. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Based on the level of performance, the number of shares of Stock issued upon achievement of specified levels of performance may be larger than the target number of Performance Units granted pursuant to the Award.

(c)Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such deferral election consistent with Section 409A of the Code. At the discretion of the Committee, Participants may be entitled to receive Dividend-Equivalent Rights with respect to Performance Units; provided that such Dividend-Equivalent Rights shall only be paid if and to the extent that the related Performance Units vest. Unless the Committee shall provide otherwise, any Dividend-Equivalent Rights shall be paid, if at all, without interest or other earnings.

7.6Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without restriction or forfeiture conditions of any kind.

7.7Other Stock Unit Awards.

(a)Stock and Administration. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Stock, cash or any other form of property, as the Committee shall determine. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

(b)Terms and Conditions. Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Stock subject to Awards made under this Section 7.7 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Stock is issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Stock (including securities convertible into Stock) subject to Awards granted under this Section 7.7 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 7.7 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which shall not be less than the Market Value of such Stock or other securities as of the date such purchase right is awarded.

7.8Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements or sub-plans to, or amendments of, the Plan for the purpose of granting and administering Awards to Participants resident or primarily employed outside of the United States.

8.Adjustment Provisions

8.1Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (a) the maximum numbers and kinds of shares provided in Section 4, (b) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (c) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights, and (d) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by Section 8.1, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, deems equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in (including any Performance Goals), Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section 8.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, in its sole discretion, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock. For the avoidance of doubt, any adjustments pursuant to this Section 8 shall be consistent with Section 16.3.

8.4Transactions.

(a)Treatment of Options and Stock Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”).

(i)Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof).

(ii)Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(iii)Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.

(iv)Provide for cash payments, net of applicable tax withholdings, to be made to holders in an amount (if positive) equal to (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) minus (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefor prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.

(v)Any combination of the foregoing.

For purposes of Section 8.4(a)(i) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefor, if following consummation of the Transaction the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Right to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(b)Treatment of Other Awards. As to outstanding Awards other than Options or Stock Appreciation Rights, upon the occurrence of a Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award.

(c)Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

8.5Certain Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion (including, in the case of Options and Stock Appreciation Rights, an exercise price which is less than Market Value on the Grant Date). Shares subject to any such outstanding grants that are assumed or replaced by Awards under the Plan in connection with an acquisition shall not reduce the shares reserved for issuance under Section 4.1, consistent with applicable stock exchange requirements. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available shares under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Awards under this Plan and shall not reduce the shares reserved for issuance under the Plan pursuant to Section 4.1, subject to applicable stock exchange requirements.

9.Change of Control

(a)Assumption of Outstanding Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise or otherwise provided pursuant to the terms of an Award Agreement, (i) all outstanding Awards that are not exercised or paid at the time of the Change of Control shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, or shall otherwise be continued in a manner satisfactory to the Committee, by the acquiring or succeeding entity (or an affiliate thereof) (collectively, “Assumed” or “Assumption”) and (ii) any outstanding performance-based Awards will be deemed earned at the greater of the target level and the actual performance level at the date of the Change of Control with respect to all open Performance Periods, and will continue to be subject to time-based vesting following the Change of Control in accordance with the original Performance Period. After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer.

(b)Vesting Upon Certain Terminations of Employment Upon or Following a Change of Control. Unless the Committee determines otherwise or otherwise provided in an Award Agreement, if an

Award is Assumed and a Participant’s employment or service is terminated by the Company without Cause (other than on account of Disability) upon or within 18 months following a Change of Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination.

(c)Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee, in its discretion, may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that Participants shall receive a payment in settlement of outstanding Awards (other than Options and Stock Appreciation Rights) in such amount and form as may be determined by the Committee; (ii) the Committee may require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Market Value of the shares subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the applicable exercise price of the Option or Stock Appreciation Right; (iii) after giving Participants an opportunity to exercise all of their Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate; and (iv) the Committee may modify the terms of Awards to add events, conditions or circumstances upon which the vesting of such Awards or lapse of Risk of Forfeiture will Accelerate. Any such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Market Value of a share of Stock does not exceed the per share Option exercise price or Stock Appreciation Right exercise price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or Stock Appreciation Right.

10.Settlement of Awards

10.1In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (a) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (b) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended (the “Securities Act”); or

(b)the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act or any applicable State securities laws.

Furthermore, the inability of the Company to obtain or maintain, or the impracticability of it obtaining or maintaining, authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.

10.3Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

10.4Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

10.5Tax Withholding. The Company and any Affiliate are authorized to withhold from any delivery of shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with an Award (including any federal, state, local or foreign withholding taxes), and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Stock or other consideration and to require Participants to make cash payments in respect thereof in satisfaction of withholding tax obligations. In furtherance of the foregoing, the Committee, acting in its sole discretion, may permit or require a Participant to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy applicable tax obligations. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.6Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the certificate of incorporation and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading, and any clawback or other policies to prohibit payment of or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

11.Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the Company’s transfer agent’s direct registration system. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate or articles of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment with, or services to, the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or services agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or services agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment with, or services to, the Company and its Affiliates.

13.Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards outside of and apart from the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.No Guarantee of Tax Consequences

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. If an Award is subject to Section 409A of the Code, (a) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (b) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (c) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (d) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Section 409A of the Code, if (i) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Section 409A of the Code (as determined in accordance with the policies and procedures adopted by the Company) and (ii) the delivery of any cash or shares payable pursuant to an Award is required to be delayed for a period of six months after separation from service pursuant to Section 409A of the Code, such cash or shares shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of Section 409A of the Code shall be paid to the Participant’s beneficiary within 30 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

Notwithstanding the foregoing, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply, and neither the Company, its Affiliates, nor any other person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

16.Termination and Amendment of the Plan

16.1Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Board may at any time suspend or terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

16.2Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time:

(a)amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan; and

(b)within the limitations of the Plan, modify, extend or assume outstanding Awards or accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option).

16.3Limitations on Amendments; No Repricing.

(a)Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange.

(b)Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current share price in exchange for cash or other securities.

(c)No action by the Board or the Committee pursuant to this Section 16 shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification of such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

17.Notices and Other Communications

Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time. If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, or sent by electronic addressed, telecopied or electronically mailed, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company or to his or her electronic mail address on file with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery or electronic mail, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

18.Successors and Assigns

The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

19.Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

20.Governing Law

The Plan and all Award Agreements and actions taken hereunder and thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.